UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2010

SENETEK PLC

(Exact name of Registrant as Specified in its Charter)

England	000-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 LaTour Court, Suite A

Napa, California 94458

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (707) 226-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 10, 2010, Senetek Plc (the “Company”) consummated a $3.0 million convertible note financing pursuant to a Securities Purchase Agreement, dated March 4, 2010 (the “Purchase Agreement”), with DMRJ Group, LLC, a Delaware limited liability company (“DMRJ”), affiliated with Platinum Partners Value Arbitrage Fund L.P. In connection with the Purchase Agreement, the Company also issued a Secured Convertible Promissory Note (the “Note”) and a Warrant Agreement (the “Warrant”) to DMRJ. Under the Purchase Agreement the Company issued the Note to DMRJ in the principal amount of $3.0 million, which bears no interest and is convertible at a price of $1.25 per share at any time from inception to the fifth anniversary of the Note, at which time conversion is mandatory. Except in the event of default, the Note is not repayable in cash. In addition, the Warrant is a five-year warrant to purchase 1.8 million of the Company’s ordinary shares at an exercise price of $1.75 per share. Pursuant to and as a condition to the Purchase Agreement, (i) Mr. John Ryan, Mr. Howard Crosby and Mr. Wesley Holland were appointed to the Board of the Company; (ii) Mr. Ryan and Mr. Crosby were appointed Chief Executive Officer and President, respectively, of the Company; (iii) Mr. Massino and Mr. Rodger Bogardus resigned from the Board of the Company and (iv) Mr. Massino and Mr. William O’Kelly were each terminated without cause from the positions as Chief Executive Officer and Chief Financial Officer, respectively. Mr Massino has been retained as a part-time consultant for a three year period to assist in the management of certain of the Company’s existing investments and interests.

On March 10, 2010, Senetek Plc (the “Company”), in connection with a condition contained in the Purchase Agreement, consummated the sale of the assets related to its skin-care business to Skinvera LLC, a company wholly owned by Mr. Frank Massino, former Chairman and Chief Executive Officer of the Company, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) whereby Skinvera purchased all assets and assumed all existing liabilities of the Company’s skincare business (except for assets and liabilities related to kinetin and zeatin). Skinvera received $1.8 million in cash in return for a $1.8 million Secured Promissory Note (the “Skinvera Promissory Note”) which bears interest at 6% per annum and is due on the seventh anniversary of the Skinvera Promissory Note. The Asset Purchase Agreement include provisions for royalty payments to the Company from Skinvera based on 5% of net direct sales of skincare products and 10% of net skincare royalties; up to a maximum of $5 million.

Additional information regarding the foregoing changes is contained in the press release attached hereto as Exhibit 99.1.

ITEM 2.01 Disposition of Assets

The disclosure item in Item 1.01 is incorporated herein by reference.

ITEM 3.02.	Unregistered Sales of Equity Securities.

On March 10, 2010, Senetek Plc (the “Company”) consummated a $3.0 million convertible note financing pursuant to a Securities Purchase Agreement, dated March 4, 2010 (the “Purchase Agreement”), with DMRJ Group, LLC, a Delaware limited liability company (“DMRJ”), affiliated with Platinum Partners Value Arbitrage Fund L.P. In connection with the Purchase Agreement, the Company issued (i) a Secured Convertible Promissory Note (the “Note”) to DMRJ in the principal amount of $3.0 million, which bears no interest and is convertible at a price of $1.25 per share at any time from inception to the fifth anniversary of the Note, at which time conversion is mandatory, and except in the event of default, the Note is not repayable in cash; and (ii) a Warrant Agreement (the “Warrant”) to DMRJ with a five year term and the right to purchase 1.8 million of the Company’s ordinary shares at an exercise price of $1.75. The Note and the Warant were not registered under the Securities Act of 1933, as amended, and bear restrictive legends that reflect this status. The Note and the Warrant were issued in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Senetek did not engage in any general solicitation or advertisement for the issuance of these securities. These securities were purchased by one (1) investor, DMRJ. In connection with this issuance, DMRJ represented that (i) it is an accredited investor as this term is defined in Regulation D under the Securities Act, (ii) the securities it is acquiring cannot be resold except pursuant to a effective registration under the Securities Act or in reliance on an exemption from the registration requirements of the Securities Act, and that the certificates representing such securities bear a restrictive legend to that effect and (iii) it intends to acquire the securities for investment only and not with a view to the resale thereof.

Additional information regarding the foregoing changes is contained in the press release attached hereto as Exhibit 99.1.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

(b) On March 10, 2010, the Company announced that (i) Mr. Frank Massino had resigned his position as Chairman of the Company, effective March 4, 2010 and (ii) Mr. Rodger Bogardus had resigned his position as Director of the Company, effective March 10, 2010.

On March 10, 2010, the Company announced that (i) Mr. Frank Massino had been terminated without cause as Chief Executive Officer of the Company, effective March 10, 2010 and (ii) Mr. William O’Kelly had been terminated without cause as Chief Financial Officer of the Company, effective March 10, 2010.

(c) On March 10, 2010, the Company announced that Mr. John P. Ryan, age 47, was appointed to the position of Chief Executive Officer effective March 10, 2010. Mr. Ryan has been the President of Fontana Capital Corporation, a closely held consulting company for the last ten years as well as an Officer and/or Director of a number of public companies including High Plains Uranium, Inc., U.S. Silver Corporation, and Gold Crest Mines, Inc.

On March 10, 2010, the Company announced that Howard Crosby, age 57, was appointed to the position of President, effective March 10, 2010. Mr. Crosby has been the President of Crosby Enterprises, Inc., a closely held family investment company for more than twenty years as well as an Officer and Director of a number of public companies including High Plains Uranium, Inc., White Mountain Titanium Corporation, and Cadence Resources Corporation.

(d) On March 10, 2010 the Company announced the appointment of Mr. John P. Ryan, Mr. Howard Crosby and Mr. Wesley Holland as directors of the Company, effective March 4, 2010. Mr. Wesley Holland is expected to be named to the Audit Committee of the Board of Directors and the Compensation Committee of the Board of Directors.

Additional information regarding the foregoing changes is contained in the press release attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

99.1	Press Release dated March 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SENETEK PLC

Date: March 10, 2010	By:	/s/ John P. Ryan
John P. Ryan
Chief Executive Officer

EXHIBIT INDEX

EXHIBITS.

99.1	Press Release dated March 10, 2010